Exhibit 99.2
Wave Announces Pricing of Public Offering

Lee, MA - May 21, 2015 - Wave Systems Corp. (NASDAQ: WAVX) today announced the pricing of a $4.7 million underwritten public offering of 7.3 million units. Each unit consists of one share of Class A common stock and a warrant to purchase 0.5 shares of Class A common stock, at a public offering price of $0.65 per unit. The Company has also granted the underwriter a 30-day option to purchase up to an additional 1.095 million shares of Class A common stock and/or warrants to purchase up to 547,500 shares of Class A common stock to cover overallotments in connection with the offering. Each warrant will have an exercise price of $0.81 per share and will be exercisable for 60 months beginning from the date of original issuance. The Company expects to receive net proceeds of approximately $4.4 million after underwriting discounts and commissions, assuming no exercises of the overallotment option. The offering is expected to close on or about May 27, 2015, subject to customary closing conditions.

The Company currently expects to use the net proceeds from the offering for working capital purposes.

Roth Capital Partners is acting as the sole manager for the offering.

The offering of the shares will be made under the Company’s effective shelf registration statement (File No. 333-200316) filed with the Securities Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed with the SEC and will be available by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or email: rothecm@roth.com or by accessing the SEC’s website, www.sec.gov.

About Wave Systems
Wave Systems Corp. reduces the complexity, cost and uncertainty of authentication and data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves. Wave is a leading expert in this growing trend and is leading the way with first-to-market solutions and helped shape standards through its board seat on the Trusted Computing Group.

Safe Harbor for Forward-Looking Statements
This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Wave assumes no duty to and does not undertake to update forward-looking statements.
For more information please contact:

Wave Systems Corp.                 Investor Relations
Walter A. Shephard, CFO            David Collins, Chris Eddy
(413) 243-1600                    (212) 924-9800
investors@wave.com                wavx@catalyst-ir.com